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                                                                   EXHIBIT 10.20





No.                                                         $          USD
   ------                                                    ----------


                          HOMECOM COMMUNICATIONS, INC.

                       $1,700,000 5% Convertible Debenture


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


THIS DEBENTURE is one of a duly authorized issue of Debentures of HOMECOM COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "ISSUER") issued September __, 1997, designated as its Five (5%) Percent Convertible Debenture due September __, 2000, in an aggregate face amount not exceeding One Million, Seven Hundred Thousand (USD$1,700,000) Dollars, issuable in One Hundred Thousand ($100,000) Dollars par value face amounts.

                FOR VALUE RECEIVED, the ISSUER promises to pay to



the registered holder hereof and its successors and assigns (the "HOLDER"), the principal sum of:

                             United States Dollars,

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on September __, 2000 (the "Maturity Date"), and to pay interest, as outlined below, at the rate of 5% per annum, on the principal sum outstanding from time to time for the term of the Debenture or until the Debenture is completely converted. Accrual of Interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Issuer regarding registration and transfers of the Debenture (the "Debenture Register"), provided, however, that the ISSUER'S obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the 5% Convertible Debenture Purchase Agreement dated as of September 19, 1997 between the ISSUER and HOLDER (the "Agreement"). Except upon an event of default, the principal of, and interest on, this Debenture are payable only in cash or Conversion Shares (as defined in this Agreement) at the discretion at the Company, at the address last appearing on the Debenture register of the ISSUER as designated in writing by the Holder hereof from time to time. The ISSUER will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date in cash or Conversion Shares at the Conversion Price, less any amounts required by law to be deducted or withheld, to the Holder at the last address on the Debenture Register. Such payment shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on the Debenture to the extent of the sum represented by such check plus any amounts so deducted.

The Debenture is subject to the following additional provisions:

                  1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the HOLDERS surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  2. The ISSUER shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States Income Tax or other applicable laws at the time of such payments.

                  3. This Debenture has been issued subject to investment representations of the original HOLDER hereof and may be transferred or exchanged in the US only in compliance with Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to the due presentment for such transfer of this Debenture, the ISSUER and any agent of the ISSUER may treat the person in whose name this Debenture is duly registered on the ISSUER'S Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this debenture is overdue, and neither the ISSUER nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original HOLDER by the same representations and terms described herein and under the Agreement.




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               4. The Holder is entitled, at its option, to convert this
Debenture in accordance with the terms and conditions contained in the 5% Convertible Debenture Purchase Agreement, dated as of September 19, 1997 between the ISSUER and HOLDER.

               No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share, with the fraction paid in cash at the discretion of the ISSUER.

               The Conversion Price shall be equitably adjusted accordingly on a pro rata basis in the event of the happening of certain events that would affect the Common Stock or the Convertible Debenture's value including, but not limited to, forward and reverse splits, dividend payment on shares, subdivision of shares, combinations, reclassifications, issuance of rights, warrants, options or the like. An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such an event.

               5. No provision of this Debenture shall alter or impair the obligation of the ISSUER, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debenture at the place, time, and rate, and in the coin or currency herein prescribed.

               6. The ISSUER hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

               7. The ISSUER agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due or exercising the conversion rights under this Debenture.

                  If one or more of the following described "Events of Default" shall occur,

                  a. Any of the representations or warranties made by the ISSUER herein, or in the Agreement shall have been incorrect when made in any material respect; or

                  b. The ISSUER shall fail to perform or observe in any material respect any other covenant, term, provision, condition, agreement or obligation of the ISSUER under this Debenture, the Registration Rights Agreement and the Convertible Purchase Agreement between the parties of even date herewith, and such failure shall continued uncured for a period of seven (7) days after written notice from the Holder specifically describing such failure; or


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                  c. A trustee, liquidator or receiver shall be appointed for the ISSUER or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                  d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the ISSUER and shall not be dismissed within thirty (30) calendar days thereafter; or

                  e. Bankruptcy reorganization, Insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief or debtors shall be instituted by or against the ISSUER, and if instituted against the ISSUER, ISSUER shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  f. The ISSUER'S Common Stock is delisted from trading on NASDAQ National Small Cap Market unless it is thereupon admitted to trading on a national stock exchange.

         Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the HOLDER (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the HOLDER and in the HOLDER'S sole discretion, the HOLDER may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and HOLDER may immediately, and without expiration of any period of grace, enforce any and all of the HOLDER'S rights and remedies provided herein or any other rights or remedies afforded by law.

              8. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

              9. This Debenture and the Agreement referred to in this Debenture constitute the full and entire understanding and agreement between the ISSUER and HOLDER with respect hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the ISSUER and the HOLDER. Any Capitalized terms shall have the same meaning as defined in the Agreement. In the event of any inconsistencies between this Debenture and the Agreement, the Agreement shall control.



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                  10. This Debenture shall be governed by and construed in
accordance with the laws of the State of New York.

                  11. Notwithstanding anything to the contrary herein contained, Holder shall be prohibited from converting any portion of the Debenture which would result in the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

                  IN WITNESS WHEREOF, the ISSUER has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                     HOMECOM COMMUNICATIONS, INC.



                                     By
                                       --------------------------------------
                                       Harvey Sax, Chief Executive Officer
                                       Date:









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                              NOTICE OF CONVERSION

        (To be Executed by the Registered Holder in order to Convert the
                           5% Convertible Debenture)

The undersigned hereby irrevocably elects to convert the below applicable portion of Debenture No. ____ into shares of common stock of HOMECOM COMMUNICATIONS, INC. (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

      (i) All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), subject to any restrictions on sale or transfer set forth in the 5% Convertible Debenture Purchase Agreement between the Company and the original holder of the Certificate submitted herewith for conversion.

      (ii) Upon conversion pursuant to the Notice of Conversion, the undersigned will not own or deemed to beneficially own (within the meaning of the Securities Exchange Act of 1934) 4.9% or more of the then issued and outstanding shares of the company.



-------------------------------         ----------------------------
Date of Conversion                      Applicable Conversion Price


-------------------------------         ----------------------------
Number of Common Shares upon            $ Amount of Conversion
Conversion

-------------------------------         ----------------------------
Signature                               Name


Address:                                Delivery of Shares to:


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